WSFS Bank Center	WSFS Bank Place	1
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

EXHIBIT 99.1
FOR IMMEDIATE RELEASE	Investor Relations Contact: Andrew Basile
(302) 504-9857; abasile@wsfsbank.com
April 24, 2025	Media Contact: Connor Peoples
(215) 864-5645; cpeoples@wsfsbank.com

WSFS REPORTS 1Q 2025 EPS OF $1.12, ROA OF 1.29% AND NIM OF 3.88%;
BOARD APPROVED 13% DIVIDEND INCREASE AND
ADDITIONAL 10% SHARE REPURCHASE AUTHORIZATION

Wilmington, DE — WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, today announced its financial results for the first quarter of 2025.
Selected financial results and metrics are as follows:

(Dollars in millions, except per share data)	1Q 2025	4Q 2024	1Q 2024
Net interest income	$175.2	$178.2	$175.3
Fee revenue	80.9	83.3	75.9
Total net revenue	256.1	261.5	251.1
Provision for credit losses	17.4	8.0	15.1
Noninterest expense	151.8	169.1	149.1
Net income attributable to WSFS	65.9	64.2	65.8
Pre-provision net revenue (PPNR)(1)	104.3	92.4	102.1
Earnings per share (EPS) (diluted)	1.12	1.09	1.09
Return on average assets (ROA) (a)	1.29%	1.21%	1.28%
Return on average equity (ROE) (a)	10.1	9.7	10.7
Fee revenue as % of total net revenue	31.5	31.8	30.2
Efficiency ratio	59.2	64.6	59.3
See “Notes”
GAAP results for the quarterly periods shown included items that are excluded from core results. Below is a summary of the financial effects of these items. For additional detail, refer to the Non-GAAP Reconciliation in the back of this earnings release.

	1Q 2025		4Q 2024		1Q 2024
(Dollars in millions, except per share data)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)
Fee revenue	$—	$—	$0.1	$—	$(0.6)	$(0.01)
Noninterest expense	0.3	—	2.1	0.03	1.5	0.02
Income tax impacts	(0.1)	—	(0.4)	(0.01)	(0.5)	(0.01)

(1) As used in this press release, PPNR is a non-GAAP financial measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) provision for credit losses. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	2
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
CEO Commentary
Rodger Levenson, Chairman, CEO and President, said, "Despite uncertain economic conditions, WSFS continued to perform well in the first quarter with a core EPS(2) of $1.13 and a core ROA(2) of 1.29%.
"These results were driven by the net interest margin of 3.88%, which expanded 8bps from the previous quarter. Loans and deposits were essentially flat, reflecting expected seasonal activity and overall caution from Clients.
"Core fee revenue(2) grew 6% from the first quarter of 2024, driven by continued strong performance in the Wealth and Trust segment which grew 19% year-over-year.
"Credit metrics remained stable, excluding the impact of a charge-off related to an existing non-performing office-related credit. In light of the recent slowing of economic activity, we continue to closely monitor asset quality.
"As part of our normal capital planning process, the Board approved a 13% increase in the quarterly dividend to $0.17 per share, along with an additional share repurchase authorization of 10% of our outstanding shares as of quarter-end. These actions allow us to enhance shareholder value via the return of excess capital with increased flexibility of buybacks, depending on business performance and economic conditions."

(2) As used in this press release, core EPS, core ROA, and core fee revenue are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	3
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Highlights for 1Q 2025:

•Core EPS was $1.13 and core ROA was 1.29% compared to $1.11 and 1.24% for 4Q 2024.
•Core PPNR(3) of $104.6 million compared to $94.4 million for 4Q 2024.
•Net interest margin of 3.88%, compared to 3.80% for 4Q 2024, reflects active deposit repricing actions, partially offset by lower loan yields.
•WSFS repurchased 1,027,214 shares of common stock at an average price of $52.37 per share, totaling an aggregate of $53.8 million, and paid quarterly dividends of $8.8 million, for a total capital return of $62.6 million.
•Wealth and Trust fee revenue grew 19% compared to 1Q 2024, with double-digit increases in Institutional Services and The Bryn Mawr Trust Company of Delaware (BMT of DE).
•Total net credit costs were $17.6 million, compared to $8.7 million for 4Q 2024 largely due to the charge-off of a non-performing office-related C&I loan.
•WSFS completed the redemption of the $70.0 million of fixed-to-floating rate subordinated notes due 2027, acquired from Bryn Mawr Trust, using our operating cash flows.

(3) As used in this press release, core PPNR is a non-GAAP financial measures. This non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	4
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
First Quarter 2025 Discussion of Financial Results
Balance Sheet
The following table summarizes loan and lease balances and composition at March 31, 2025 compared to December 31, 2024 and March 31, 2024:

Loans and Leases
(Dollars in millions)	March 31, 2025		December 31, 2024		March 31, 2024
Commercial & industrial (C&I)(4)	$4,651	36%	$4,652	36%	$4,489	35%
Commercial mortgage	3,982	31	4,031	31	3,877	30
Construction	869	6	832	6	1,056	8
Commercial small business leases	636	5	648	5	634	5
Total commercial loans and leases	10,138	78	10,163	78	10,056	78
Residential mortgage	992	8	992	8	888	7
Consumer	2,033	16	2,086	16	2,066	17
Gross loans and leases	13,163	102%	13,241	102%	13,010	102%
ACL	(188)	(2)	(195)	(2)	(193)	(2)
Net loans and leases	$12,975	100%	$13,046	100%	$12,817	100%

At March 31, 2025, WSFS’ gross loan and lease portfolio decreased $78.4 million, or 1% (2% annualized), when compared with December 31, 2024. Excluding the continued runoff of the Spring EQ and Upstart portfolios, gross loans and leases decreased $12.8 million, or less than 1% annualized, as some borrowers delayed actions given uncertainty in the macroeconomic and policy environment. The decline was primarily driven by a decrease of $48.6 million in commercial mortgage, partially offset by a $36.6 million increase in construction loans.
Gross loans and leases at March 31, 2025 increased $153.2 million, or 1%, when compared with March 31, 2024. Total commercial loans and leases grew $82.5 million, or 1%, driven by increases of $162.3 million (4%) in C&I and $105.2 million (3%) in commercial mortgage. These increases were partially offset by a $187.7 million decrease in construction loans, partially driven by migration into commercial mortgages and C&I loans (including owner-occupied real estate). Residential mortgage increased $104.0 million, or 12%, due to the retention of certain loans based on favorable yields and relationship opportunities, and consumer loans decreased $33.3 million, or 2%, primarily due to runoff in the Upstart portfolio.

(4) Includes owner-occupied real estate.

WSFS Bank Center	WSFS Bank Place	5
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
The following table summarizes client deposit balances and composition at March 31, 2025 compared to December 31, 2024 and March 31, 2024:

Client Deposits
(Dollars in millions)	March 31, 2025		December 31, 2024		March 31, 2024
Noninterest demand	$4,947	29%	$4,988	29%	$4,653	29%
Interest-bearing demand	2,882	17	2,973	17	2,856	18
Savings	1,463	9	1,466	9	1,577	10
Money market	5,487	33	5,472	32	5,206	31
Total core deposits	14,779	88	14,899	87	14,292	88
Time deposits	2,100	12	2,131	13	1,895	12
Total client deposits	$16,879	100%	$17,030	100%	$16,187	100%
Total client deposits decreased by $150.7 million, or 1% (4% annualized), when compared with December 31, 2024, primarily due to seasonality and expected outflows in Trust deposits, partially offset by growth from Consumer Banking. Noninterest demand deposits comprised 29% of client deposits, consistent with recent levels and reflecting the strength of our core deposit base.
Total client deposits increased by $691.9 million, or 4%, from March 31, 2024, driven by broad-based growth across the Consumer, Commercial, and Trust businesses, with growth in noninterest demand, money market, and time deposits. Noninterest demand deposits increased 6% compared to March 31, 2024.
Core deposits were 88% of total client deposits, with a weighted average cost of 138bps for the quarter. No- and low-cost checking accounts represented 46% of total client deposits with a weighted average cost of 38bps for the quarter.
The deposit base remains well-diversified, with 50% of quarterly average client deposits coming from the Commercial, Small Business, and Wealth and Trust business lines. The loan-to-deposit ratio(5) was 77% at March 31, 2025, providing continued capacity to fund future loan growth.

(5) Ratio of net loans and leases to total client deposits.

WSFS Bank Center	WSFS Bank Place	6
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Net Interest Income

	Three Months Ending
(Dollars in millions)	March 31, 2025	December 31, 2024	March 31, 2024
Net interest income before purchase accretion	$173.1	$175.8	$173.1
Purchase accounting accretion	2.1	2.4	2.2
Net interest income	$175.2	$178.2	$175.3

Net interest margin before purchase accretion	3.83%	3.75%	3.79%
Purchase accounting accretion	0.05	0.05	0.05
Net interest margin	3.88%	3.80%	3.84%
Net interest income decreased $3.0 million, or 2% (not annualized), compared to 4Q 2024, driven by lower loan yields due to the full quarter impact of the Fed rate cuts in late 2024, typical impacts from day-count in the first quarter, and lower loan volume. The decrease was partially offset by lower deposit and wholesale funding costs. Net interest income decreased $0.1 million compared to 1Q 2024.
Total loan yields were 6.67%, a decrease of 13bps when compared to 4Q 2024, due to the rate cuts in late 2024. Total client deposit costs were 1.71%, a decrease of 12bps, while interest-bearing deposit costs were 2.43%, a decrease of 22bps compared to the prior quarter. The deposit cost decreases reflect deposit repricing actions taken in response to the Fed rate cuts.
Net interest margin of 3.88%, an increase of 8bps compared to 4Q 2024 and 4bps from 1Q 2024, reflects the aforementioned deposit repricing actions and a reduction in wholesale funding, partially offset by the lower loan yields mentioned above.

WSFS Bank Center	WSFS Bank Place	7
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Asset Quality

(Dollars in millions)	March 31, 2025	December 31, 2024	March 31, 2024
Problem assets(6)	$683.7	$645.0	$573.2
Delinquencies	147.7	121.8	104.5
Nonperforming assets	116.9	127.4	67.2
Net charge-offs	24.6	10.2	8.6
Total net credit costs (r)	17.6	8.7	16.2
Problem assets to total Tier 1 capital plus ACL	27.83%	26.21%	23.42%
Classified assets to total Tier 1 capital plus ACL	20.80	21.40	17.56
Ratio of nonperforming assets to total assets	0.57	0.61	0.33
Delinquencies to gross loans (n)	1.13	0.92	0.81
Ratio of quarterly net charge-offs to average gross loans	0.76	0.31	0.27
Ratio of allowance for credit losses to total loans and leases (q)	1.43	1.48	1.48
Ratio of allowance for credit losses to nonaccruing loans	168	160	292
See “Notes”
Problem assets to total Tier 1 capital plus ACL ratio was 27.83%, an increase of 162bps compared to December 31, 2024, primarily driven by downgrades to two multifamily relationships which are well-collateralized and remain current.
Delinquencies of $147.7 million, or 113bps of gross loans, increased $25.9 million, or 21bps, compared to December 31, 2024, primarily due to increased delinquencies in the C&I portfolio.
Net charge-offs increased $14.3 million to $24.6 million, or 76bps (annualized) of average gross loans during the quarter, driven by a $15.9 million charge-off of an existing nonperforming C&I loan to a fund that is invested in office properties. Excluding this loan, net charge-offs would have been 27bps of average gross loans during the quarter, reflecting continued decreases in charge-offs related to NewLane and Upstart.
Nonperforming assets decreased $10.5 million, or 4bps of total assets, compared to December 31, 2024, primarily due to the charge-off mentioned above, partially offset by the migration of a land development loan.
Total net credit costs were $17.6 million in the quarter, an increase of $8.9 million, compared to $8.7 million in 4Q 2024, primarily driven by the aforementioned charge-off.
The ACL was $188.1 million as of March 31, 2025, a decrease of $7.2 million from December 31, 2024, which includes an $8.4 million release related to the charge-off mentioned above and $2.8 million from the continued runoff of the Upstart portfolio. The ACL coverage ratio was 1.43%, a decrease of 5bps compared to December 31, 2024. Excluding the impacts of the C&I charge-off and Upstart runoff, the ACL coverage ratio would have increased 3bps, primarily due to economic forecast changes.
(6) Problem assets includes all criticized, classified, and nonperforming loans as well as other real estate owned (OREO).

WSFS Bank Center	WSFS Bank Place	8
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Core Fee Revenue(7)
Core fee revenue (noninterest income) of $80.9 million decreased $2.3 million, or 3% (not annualized), compared to $83.2 million from 4Q 2024. The decrease was driven by declines of $0.8 million in Cash Connect® fees primarily due to lower bailment volume and the lower interest rate environment (which was more than offset in noninterest expense), $0.6 million in Private Wealth Management due to lower AUM-based fees, and $0.7 million in other bank fees. The decrease was partially offset by modest increases in Institutional Services and WSFS Mortgage fees.
Core fee revenue increased $4.4 million, or 6%, compared to 1Q 2024. The increase was primarily driven by a 19% increase in Wealth and Trust, with double-digit increases in Institutional Services and BMT of DE. The increase was partially offset by a decline in Cash Connect® and Capital Markets fees. The decline in Cash Connect® was primarily due to the impact of interest rates and lower managed service volumes, partially offset by higher bailment volumes.
For 1Q 2025, our core fee revenue ratio(7) was 31.5% compared to 31.8% in 4Q 2024 and 30.3% in 1Q 2024. Fee revenue is a competitive differentiator providing a well-diversified source of revenue with further growth opportunities expected.

(7) As used in this press release, core fee revenue and core fee revenue ratio is a non-GAAP financial measure. This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	9
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Core Noninterest Expense(8)
Core noninterest expense of $151.5 million decreased $15.5 million, or 9% (not annualized), compared to 4Q 2024. Cash Connect® accounted for $5.3 million of the decrease, including $2.8 million from external funding costs due to seasonally lower volumes and lower rates, as well as $1.9 million from nonrecurring items related to a Client termination in the fourth quarter. In addition, salaries and benefits declined by $5.0 million, reflecting lower incentive payments made for 2024 and lower medical costs. Professional fees decreased from an elevated level in the fourth quarter by $2.4 million due to lower legal, compliance, and risk-related fees.
Core noninterest expense increased $3.9 million, or 3%, compared to 1Q 2024. The increase was largely driven by $6.7 million in higher salaries and benefits as a result of talent additions in key business areas, performance-based increases, and higher medical costs. This increase was partially offset by a $2.6 million decrease in Cash Connect® external funding costs.
Our core efficiency ratio(8) was 59.0% in 1Q 2025, compared to 63.8% in 4Q 2024 and 58.6% in 1Q 2024.
Income Taxes
We recorded a $21.1 million income tax provision in 1Q 2025, compared to $20.2 million in 4Q 2024 and $21.2 million in 1Q 2024. The increase compared to 4Q 2024 and the decrease compared to 1Q 2024 is primarily due to income before taxes.
The effective tax rate was 24.3% in 1Q 2025 compared to 23.9% in 4Q 2024 and 24.4% in 1Q 2024. The increase in effective tax rate compared to 4Q 2024 is attributable to higher state taxes and reduced federal tax credits.

(8) As used in this press release, core noninterest expense and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	10
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Capital Management
In line with our annual capital planning process, the Board of Directors approved a 13% increase in the quarterly cash dividend to $0.17 per share of common stock and an incremental share repurchase authorization of 10% of outstanding shares as of March 31, 2025. The dividend will be paid on May 23, 2025 to stockholders of record as of May 9, 2025. As a result of the incremental authorization, WSFS had 8,033,974 shares, or approximately 14% of outstanding shares as of March 31, 2025, available for repurchase. Capital levels remain strong and are all substantially in excess of the “well-capitalized” regulatory benchmarks at March 31, 2025, with Common Equity Tier 1 capital ratio and Tier 1 capital ratio of 14.10%, Tier 1 leverage ratio of 11.17%, and Total Risk-based capital ratio of 15.89%.
During 1Q 2025, WSFS repurchased 1,027,214 shares of common stock for an aggregate of $53.8 million and paid quarterly dividends of $8.8 million. Total capital returned to stockholders through share repurchases and quarterly dividends was $62.6 million.
WSFS’ total stockholders’ equity increased $81.9 million, or 3% (not annualized), during 1Q 2025. The increase was primarily due to a decrease in accumulated other comprehensive loss of $75.4 million, driven by market-value increases on available-for-sale investment securities, and quarterly earnings of $65.9 million. The increase was partially offset by capital returns of $62.6 million to stockholders.
WSFS’ tangible common equity(9) increased $86.1 million, or 5% (not annualized), compared to December 31, 2024, primarily due to the reasons described above. WSFS’ common equity to assets ratio increased 56bps to 13.00% during the quarter, and our tangible common equity to tangible assets ratio(9) was 8.63% at March 31, 2025, an increase of 55bps, compared to the prior quarter.
At March 31, 2025, book value per share was $46.31, an increase of $2.16, or 5% (not annualized), from December 31, 2024, and tangible book value per share was $29.25, an increase of $1.95, or 7% (not annualized), from December 31, 2024. These increases were due to the reasons described above. Book value per share increased $5.14, or 12%, and tangible book value per share increased $4.73, or 19%, compared to 1Q 2024.

(9) As used in this press release, tangible common equity and tangible common equity to tangible assets ratio are non-GAAP financial measures. These non-GAAP financial measures exclude goodwill and intangible assets and the related tax-effected amortization. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	11
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Selected Business Segments (included in previous results):
Wealth and Trust
The Wealth and Trust segment provides a broad array of planning and advisory services, investment management, trust services, credit and deposit products to individual, corporate, and institutional Clients.
Selected quarterly performance results and metrics are as follows:

(Dollars in millions)	March 31, 2025	December 31, 2024	March 31, 2024
Net interest income	$20.3	$23.1	$19.7
Provision for credit losses	0.8	0.4	0.3
Fee revenue(10)	39.9	40.3	33.5
Noninterest expense(10)	30.0	29.9	26.4
Pre-tax income	29.4	33.1	26.5
Performance Metrics
Trust fee revenue (Institutional Services and BMT of DE)	$24.3	$24.1	$17.8
Private Wealth Management fee revenue	14.8	15.3	14.8
AUM/AUA(11)	89,633	89,425	80,464
Wealth and Trust pre-tax income was $29.4 million, which decreased $3.8 million, or 11% (not annualized), compared to 4Q 2024. Net interest income drove the decline, as average deposits were $153.7 million lower than 4Q 2024. Fee revenue decreased slightly as a decline in Private Wealth Management, primarily from AUM declines in 4Q 2024, was largely offset by an increase in Institutional Services. Total noninterest expense was relatively flat compared to 4Q 2024.
Wealth and Trust pre-tax income increased $2.9 million, or 11%, compared to 1Q 2024, as higher fee revenue was partially offset by higher expenses. Fee revenue increased $6.4 million, or 19%, compared to 1Q 2024, due to growth in Institutional Services and BMT of DE. In Institutional Services, we continue to win market share and benefit from higher deal volumes with increases in agent and custody fees. Total noninterest expense increased $3.6 million driven by salaries and benefits expense from hiring new advisors and performance-based compensation as well as volume-driven expenses related to deal flow.
Net AUM of $8.9 billion at the end of 1Q 2025 decreased $0.2 billion, or 2% (not annualized), compared to 4Q 2024, and was relatively flat compared to 1Q 2024.

(10) Includes intercompany allocation of revenue and expense.
(11) Represents Assets Under Management and Assets Under Administration.

WSFS Bank Center	WSFS Bank Place	12
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Cash Connect®
Cash Connect® is a premier provider of ATM vault cash, smart safe and cash logistics services in the United States, servicing non-bank ATMs and smart safes nationwide and supporting ATMs for WSFS Bank Clients with one of the largest branded ATM networks in our region.
Selected quarterly financial results and metrics are as follows:

(Dollars in millions)	March 31, 2025	December 31, 2024	March 31, 2024
Net revenue(12)	$21.5	$21.8	$24.1
Noninterest expense(13)	19.9	25.2	23.3
Pre-tax income	1.6	(3.4)	0.8
Performance Metrics
Average cash managed	$1,407	$1,585	$1,843
Number of serviced non-bank ATMs and smart safes	38,214	38,574	46,031
Number of WSFS owned and branded ATMs	580	567	583
Net Profit Margin	7.38%	(15.72)%	3.18%
ROA	1.21%	(2.63)%	0.83%
Cash Connect® pre-tax income increased $4.9 million compared to 4Q 2024, as the prior quarter included costs associated with a terminated Client relationship. Excluding those costs, pre-tax income increased $0.2 million driven by pricing actions taken during the quarter and lower cost of funds on non-earning cash, partially offset by lower bailment volume. Noninterest expense decreased $5.3 million from 4Q 2024, driven by the Client termination in 4Q 2024 and lower external funding costs due to lower volumes and lower rate environment.
Pre-tax income increased $0.8 million from 1Q 2024 driven by lower expense associated with non-earning cash and a shift in product to higher margin services. Fee revenue decreased $2.6 million due to the lower rate environment and decreased managed-service volume. Noninterest expense decreased $3.4 million from 1Q 2024 driven by the lower rate environment, as well as lower insurance and armored carrier expense driven by volumes. The net profit margin increased to 7.38% compared to 3.18% in 1Q 2024, driven by pricing actions, a shift away from lower margin units, and rates.
The number of serviced non-bank ATMs and smart safes declined by 7,817 units, or 17% compared to 1Q 2024, primarily due to a shift away from lower margin units and the loss of the terminated Client relationship.

(12) Includes intercompany allocation of income and net interest income.
(13) Includes intercompany allocation of expense.

WSFS Bank Center	WSFS Bank Place	13
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
First Quarter 2025 Earnings Release Conference Call
Management will conduct a conference call to review 1Q 2025 results at 1:00 p.m. Eastern Time (ET) on Friday, April 25, 2025. Interested parties may access the conference call live on our Investor Relations website (https://investors.wsfsbank.com). For those who cannot access the live conference call, a replay will be accessible shortly after the event concludes through our Investor Relations website.
About WSFS Financial Corporation
WSFS Financial Corporation is a multibillion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally headquartered bank and wealth management franchise in the Greater Philadelphia and Delaware region. As of March 31, 2025, WSFS Financial Corporation had $20.5 billion in assets on its balance sheet and $89.6 billion in assets under management and administration. WSFS operates from 115 offices, 88 of which are banking offices, located in Pennsylvania (58), Delaware (39), New Jersey (14), Florida (2), Nevada (1) and Virginia (1) and provides comprehensive financial services including commercial banking, consumer banking, treasury management and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Bryn Mawr Capital Management®, LLC, Bryn Mawr Trust®, The Bryn Mawr Trust Company of Delaware, Cash Connect®, NewLane Finance®, Powdermill® Financial Solutions, WSFS Institutional Services®, WSFS Mortgage®, and WSFS Wealth® Investments. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

WSFS Bank Center	WSFS Bank Place	14
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Forward-Looking Statements
This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, difficult market conditions and unfavorable economic trends in the United States generally and in financial markets, particularly in the markets in which the Company operates and in which its loans are concentrated, including potential recessionary and other unfavorable conditions and trends related to housing markets, costs of living, unemployment levels, interest rates, supply chain issues, inflation, and economic growth; the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions; possible additional loan losses and impairment of the collectability of loans; the Company's level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs and complying with government-imposed foreclosure moratoriums; changes in market interest rates which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of the Company's investment securities portfolio, which could impact market confidence in the Company’s operations; the credit risk associated with the substantial amount of commercial real estate, commercial and industrial, and construction and land development loans in the Company's loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company's operations and potential expenses associated with complying with such regulations; the Company's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms; possible changes in trade, monetary and fiscal policies and stimulus programs, laws and regulations and other activities of governments, agencies, and similar organizations, and the uncertainty of the short- and long-term impacts of such changes; any impairments of the Company's goodwill or other intangible assets; the success of the Company's growth plans; failure of the financial and/or operational controls of the Company's Cash Connect® and/or Wealth and Trust segments; negative perceptions or publicity with respect to the Company generally and, in particular, the Company's trust and wealth management business; adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings; the Company's reliance on third parties for certain important functions, including the operation of its core systems, and any failures by such third parties; system failures or cybersecurity incidents or other breaches of the Company's network security, particularly given remote working arrangements; the Company's ability to recruit and retain key Associates; the effects of weather, including climate change, and natural disasters such as floods, droughts, wind, tornadoes, wildfires and hurricanes as well as effects from geopolitical instability, armed conflicts, public health crises and man-made disasters including terrorist attacks; the effects of regional or national civil unrest (including any resulting branch or ATM closures or damage); possible changes in the speed of loan prepayments by the Company's Clients and loan origination or sales volumes; possible changes in market valuations and/or the speed of prepayments of mortgage-backed securities (MBS) due to changes in the interest rate environment, and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate; regulatory limits on the Company's ability to receive dividends from its subsidiaries and pay dividends to its stockholders; any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; any compounding effects or unexpected interactions of the risks discussed above; and other risks and uncertainties, including those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and other documents filed by the Company with the Securities and Exchange Commission from time to time.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this press release, the terms "WSFS," "the Company," "registrant," "we," "us," and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise.

WSFS Bank Center	WSFS Bank Place	15
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited)

	Three months ended
(Dollars in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024
Interest income:
Interest and fees on loans	$216,752	$226,886	$224,703
Interest on mortgage-backed securities	24,745	24,995	25,897
Interest and dividends on investment securities	2,186	2,188	2,184
Other interest income	7,195	9,270	8,838
	250,878	263,339	261,622
Interest expense:
Interest on deposits	71,104	78,541	72,795
Interest on Federal Home Loan Bank advances	938	828	308
Interest on senior and subordinated debt	2,074	2,354	2,449
Interest on trust preferred borrowings	1,523	1,655	1,756
Interest on other borrowings	23	1,754	9,036
	75,662	85,132	86,344
Net interest income	175,216	178,207	175,278
Provision for credit losses	17,350	8,036	15,138
Net interest income after provision for credit losses	157,866	170,171	160,140
Noninterest income:
Credit/debit card and ATM income	18,743	20,545	19,669
Investment management and fiduciary revenue	39,281	39,763	32,928
Deposit service charges	6,753	6,844	6,487
Mortgage banking activities, net	1,800	1,634	1,647
Loan and lease fee income	1,465	1,939	1,523
Realized gain on sale of equity investment, net	—	123	—
Bank-owned life insurance income	727	1,191	1,200
Other income	12,128	11,268	12,403
	80,897	83,307	75,857
Noninterest expense:
Salaries, benefits and other compensation	82,477	87,503	75,806
Occupancy expense	9,893	9,118	9,479
Equipment expense	12,728	12,922	10,692
Data processing and operations expense	4,695	4,829	3,660
Professional fees	4,698	7,083	4,481
Marketing expense	1,695	1,969	1,782
FDIC expenses	2,578	2,912	3,982
Loan workout and other credit costs	240	646	1,071
Corporate development expense	59	61	208
Restructuring expense	260	2,193	—
Other operating expenses	32,472	39,890	37,911
	151,795	169,126	149,072
Income before taxes	86,968	84,352	86,925
Income tax provision	21,101	20,197	21,202
Net income	65,867	64,155	65,723
Less: Net loss attributable to noncontrolling interest	(29)	(47)	(38)
Net income attributable to WSFS	$65,896	$64,202	$65,761
Diluted earnings per share of common stock:	$1.12	$1.09	$1.09
Weighted average shares of common stock outstanding for fully diluted EPS	58,713,452	59,078,572	60,521,951
See “Notes”

WSFS Bank Center	WSFS Bank Place	16
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited) - continued

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Performance Ratios:
Return on average assets (a)	1.29%	1.21%	1.28%
Return on average equity (a)	10.13	9.66	10.68
Return on average tangible common equity (a)(o)	16.91	16.17	18.76
Net interest margin (a)(b)	3.88	3.80	3.84
Efficiency ratio (c)	59.16	64.57	59.28
Noninterest income as a percentage of total net revenue (b)	31.53	31.80	30.16
See “Notes”

WSFS Bank Center	WSFS Bank Place	17
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Assets:
Cash and due from banks	$693,830	$722,722	$787,729
Cash in non-owned ATMs	322,520	430,320	186,522
Investment securities, available-for-sale	3,548,077	3,510,648	3,734,229
Investment securities, held-to-maturity	1,006,410	1,015,161	1,049,807
Other investments	39,552	31,765	35,397
Net loans and leases (e)(f)(l)	12,975,323	13,045,917	12,816,986
Bank owned life insurance	36,344	36,565	42,708
Goodwill and intangibles	983,882	988,160	1,000,344
Other assets	943,012	1,033,045	925,526
Total assets	$20,548,950	$20,814,303	$20,579,248
Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$4,947,049	$4,987,753	$4,652,875
Interest-bearing deposits	11,932,012	12,042,055	11,534,329
Total client deposits	16,879,061	17,029,808	16,187,204
Federal Home Loan Bank advances	51,040	51,040	—
Other borrowings	267,052	332,567	1,124,958
Other liabilities	690,588	821,512	801,464
Total liabilities	17,887,741	18,234,927	18,113,626
Stockholders’ equity of WSFS	2,671,614	2,589,752	2,473,481
Noncontrolling interest	(10,405)	(10,376)	(7,859)
Total stockholders' equity	2,661,209	2,579,376	2,465,622
Total liabilities and stockholders' equity	$20,548,950	$20,814,303	$20,579,248
Capital Ratios:
Equity to asset ratio	13.00%	12.44%	12.02%
Tangible common equity to tangible asset ratio (o)	8.63	8.08	7.52
Common equity Tier 1 capital (required: 4.5%; well capitalized: 6.5%) (g)	14.10	13.81	13.29
Tier 1 leverage (required: 4.00%; well-capitalized: 5.00%) (g)	11.17	10.96	10.57
Tier 1 risk-based capital (required: 6.00%; well-capitalized: 8.00%) (g)	14.10	13.81	13.29
Total risk-based capital (required: 8.00%; well-capitalized: 10.00%) (g)	15.89	15.77	15.35
Asset Quality Indicators:
Nonperforming assets:
Nonaccruing loans (t)	$111,675	$122,181	$65,948
Assets acquired through foreclosure	5,204	5,204	1,210
Total nonperforming assets	$116,879	$127,385	$67,158
Past due loans (h)	$11,866	$9,202	$11,362
Troubled loans (u)	184,122	151,288	119,243
Allowance for credit losses	188,088	195,288	192,637
Ratio of nonperforming assets to total assets	0.57%	0.61%	0.33%
Ratio of allowance for credit losses to total loans and leases (q)	1.43	1.48	1.48
Ratio of allowance for credit losses to nonaccruing loans	168	160	292
Ratio of quarterly net charge-offs to average gross loans (a)(e)(i)(n)	0.76	0.31	0.27
Ratio of year-to-date net charge-offs to average gross loans (a)(e)(i)(n)	0.76	0.40	0.27
See “Notes”

WSFS Bank Center	WSFS Bank Place	18
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET (Unaudited)

(Dollars in thousands)	Three months ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)
Assets:
Interest-earning assets:
Loans: (e) (j)
Commercial loans and leases (p)	$5,235,511	$87,112	6.76%	$5,234,307	$89,784	6.84%	$5,047,482	$88,530	7.06%
Commercial real estate loans (s)	4,881,873	79,095	6.57	4,939,610	84,415	6.80	4,887,483	86,724	7.14
Residential mortgage	965,624	12,802	5.30	953,099	12,604	5.29	874,703	10,579	4.84
Consumer loans	2,061,803	36,649	7.21	2,112,283	39,039	7.35	2,041,390	38,228	7.53
Loans held for sale	50,929	1,094	8.71	49,455	1,044	8.40	34,907	642	7.40
Total loans and leases	13,195,740	216,752	6.67	13,288,754	226,886	6.80	12,885,965	224,703	7.02
Mortgage-backed securities (d)	4,179,692	24,745	2.37	4,295,179	24,995	2.33	4,476,032	25,897	2.31
Investment securities (d)	363,678	2,186	2.74	366,981	2,188	2.64	365,375	2,184	2.65
Other interest-earning assets	640,424	7,195	4.56	765,240	9,270	4.82	643,749	8,838	5.52
Total interest-earning assets	$18,379,534	$250,878	5.55%	$18,716,154	$263,339	5.61%	$18,371,121	$261,622	5.74%
Allowance for credit losses	(196,480)			(196,740)			(188,762)
Cash and due from banks	188,138			189,730			273,286
Cash in non-owned ATMs	379,115			387,114			243,941
Bank owned life insurance	36,202			36,350			42,791
Other noninterest-earning assets	1,947,736			1,917,671			1,953,037
Total assets	$20,734,245			$21,050,279			$20,695,414
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Interest-bearing demand	$2,854,258	$7,343	1.04%	$2,843,613	$8,460	1.18%	$2,834,273	$7,366	1.05%
Savings	1,457,440	1,596	0.44	1,480,650	1,922	0.52	1,588,224	1,580	0.40
Money market	5,432,622	41,033	3.06	5,323,856	44,797	3.35	5,186,402	45,433	3.52
Time deposits	2,112,467	21,132	4.06	2,155,891	23,362	4.31	1,835,424	18,238	4.00
Total interest-bearing client deposits	11,856,787	71,104	2.43	11,804,010	78,541	2.65	11,444,323	72,617	2.55
Brokered deposits	—	—	—	—	—	—	18,410	178	3.89
Total interest-bearing deposits	11,856,787	71,104	2.43	11,804,010	78,541	2.65	11,462,733	72,795	2.55
Federal Home Loan Bank advances	83,818	938	4.54	71,331	828	4.62	21,429	308	5.78
Trust preferred borrowings	90,854	1,523	6.80	90,806	1,655	7.25	90,655	1,756	7.79
Senior and subordinated debt	206,984	2,074	4.01	218,593	2,354	4.31	218,420	2,449	4.48
Other borrowed funds	31,701	23	0.29	171,873	1,754	4.06	781,854	9,036	4.65
Total interest-bearing liabilities	$12,270,144	$75,662	2.50%	$12,356,613	$85,132	2.74%	$12,575,091	$86,344	2.76%
Noninterest-bearing demand deposits	5,040,032			5,289,024			4,828,865
Other noninterest-bearing liabilities	797,098			772,531			822,834
Stockholders’ equity of WSFS	2,637,354			2,643,325			2,476,453
Noncontrolling interest	(10,383)			(11,214)			(7,829)
Total liabilities and equity	$20,734,245			$21,050,279			$20,695,414
Excess of interest-earning assets over interest-bearing liabilities	$6,109,390			$6,359,541			$5,796,030
Net interest and dividend income		$175,216			$178,207			$175,278
Interest rate spread			3.05%			2.87%			2.98%
Net interest margin			3.88%			3.80%			3.84%
See “Notes”

WSFS Bank Center	WSFS Bank Place	19
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

(Dollars in thousands, except per share data)	Three months ended
Stock Information:	March 31, 2025	December 31, 2024	March 31, 2024
Market price of common stock:
High	$59.43	$62.75	$47.71
Low	49.65	47.87	40.20
Close	51.87	53.13	45.14
Book value per share of common stock	46.31	44.15	41.17
Tangible common book value (TBV) per share of common stock (o)	29.25	27.30	24.52
Number of shares of common stock outstanding (000s)	57,693	58,657	60,084
Other Financial Data:
One-year repricing gap to total assets (k)	2.30%	2.26%	0.19%
Weighted average duration of the MBS portfolio	6.1 years	5.9 years	5.8 years
Unrealized losses on securities available for sale, net of taxes	$(467,752)	$(537,790)	$(539,939)
Number of Associates (FTEs) (m)	2,336	2,309	2,241
Number of offices (branches, LPO’s, operations centers, etc.)	115	114	114
Number of WSFS owned and branded ATMs	580	567	583
Notes:
(a)Annualized.
(b)Computed on a fully tax-equivalent basis.
(c)Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)Includes securities held-to-maturity (at amortized cost) and securities available-for-sale (at fair value).
(e)Net of unearned income.
(f)Net of allowance for credit losses.
(g)Represents capital ratios of Wilmington Financial Corporation and subsidiaries. Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.
(h)Accruing loans which are contractually past due 90 days or more as to principal or interest. Balance includes student loans, which are U.S. government guaranteed with little risk of credit loss.
(i)Excludes loans held for sale.
(j)Nonperforming loans are included in average balance computations.
(k)The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(l)Includes loans held for sale and reverse mortgages.
(m)Includes seasonal Associates, when applicable.
(n)Excludes reverse mortgage loans.
(o)The Company uses non-GAAP (United States Generally Accepted Accounting Principles) financial information in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP financial measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(p)Includes commercial & industrial loans and commercial small business leases.
(q)Reflects allowance for credit losses on loans and leases over the amortized cost of the total portfolio.
(r)Includes provision for credit losses, loan workout expenses, OREO expenses and other credit costs.
(s)Includes commercial mortgage and commercial construction loans.
(t)Includes nonaccruing troubled loans.
(u)Represents loans modified in the form of principal forgiveness, interest rate reduction, an other-than-insignificant payment delay, or a term extension to borrowers experiencing financial difficulty.

WSFS Bank Center	WSFS Bank Place	20
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Dollars in thousands, except per share data)
(Unaudited)

Non-GAAP Reconciliation (o):	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Net interest income (GAAP)	$175,216	$178,207	$175,278
Core net interest income (non-GAAP)	175,216	178,207	175,278
Noninterest income (GAAP)	80,897	83,307	75,857
Less: Realized gain on sale of equity investment, net	—	123	—
Plus: Visa derivative valuation adjustment	—	—	(605)
Core fee revenue (non-GAAP)	$80,897	$83,184	$76,462
Core net revenue (non-GAAP)	$256,113	$261,391	$251,740
Core net revenue (non-GAAP)(tax-equivalent)	$256,568	$261,811	$252,084
Noninterest expense (GAAP)	$151,795	$169,126	$149,072
Less: FDIC special assessment	—	—	1,263
Less: Corporate development expense	59	61	208
Less: Restructuring expense	260	2,193	—
Plus: Remeasurement of lease liability	—	(112)	—
Core noninterest expense (non-GAAP)	$151,476	$166,984	$147,601
Core efficiency ratio (non-GAAP)	59.0%	63.8%	58.6%
Core fee revenue ratio (non-GAAP) (b)	31.5%	31.8%	30.3%

	End of period
	March 31, 2025	December 31, 2024	March 31, 2024
Total assets (GAAP)	$20,548,950	$20,814,303	$20,579,248
Less: Goodwill and other intangible assets	983,882	988,160	1,000,344
Total tangible assets (non-GAAP)	$19,565,068	$19,826,143	$19,578,904
Total stockholders’ equity of WSFS (GAAP)	$2,671,614	$2,589,752	$2,473,481
Less: Goodwill and other intangible assets	983,882	988,160	1,000,344
Total tangible common equity (non-GAAP)	$1,687,732	$1,601,592	$1,473,137

Tangible common book value (TBV) per share:
Book value per share (GAAP)	$46.31	$44.15	$41.17
Tangible common book value per share (non-GAAP)	29.25	27.30	24.52
Tangible common equity to tangible assets:
Equity to asset ratio (GAAP)	13.00%	12.44%	12.02%
Tangible common equity to tangible assets ratio (non-GAAP)	8.63	8.08	7.52

WSFS Bank Center	WSFS Bank Place	21
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
GAAP net income attributable to WSFS	$65,896	$64,202	$65,761
Plus/(less): Pre-tax adjustments: Realized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and remeasurement of lease liability	319	2,019	2,076
(Plus)/less: Tax impact of pre-tax adjustments	(78)	(445)	(507)
Adjusted net income (non-GAAP) attributable to WSFS	$66,137	$65,776	$67,330

GAAP return on average assets (ROA)	1.29%	1.21%	1.28%
Plus/(less): Pre-tax adjustments: Realized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and remeasurement of lease liability	0.01	0.04	0.04
(Plus)/less: Tax impact of pre-tax adjustments	(0.01)	(0.01)	(0.01)
Core ROA (non-GAAP)	1.29%	1.24%	1.31%

Earnings per share (diluted) (GAAP)	$1.12	$1.09	$1.09
Plus/(less): Pre-tax adjustments: Realized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and remeasurement of lease liability	0.01	0.03	0.03
(Plus)/less: Tax impact of pre-tax adjustments	—	(0.01)	(0.01)
Core earnings per share (non-GAAP)	$1.13	$1.11	$1.11

Calculation of return on average tangible common equity:
GAAP net income attributable to WSFS	$65,896	$64,202	$65,761
Plus: Tax effected amortization of intangible assets	2,945	2,965	2,973
Net tangible income (non-GAAP)	$68,841	$67,167	$68,734
Average stockholders’ equity of WSFS	$2,637,354	$2,643,325	$2,476,453
Less: Average goodwill and intangible assets	986,738	990,762	1,003,167
Net average tangible common equity	$1,650,616	$1,652,563	$1,473,286
Return on average tangible common equity (non-GAAP)	16.91%	16.17%	18.76%

Calculation of PPNR:
Net income (GAAP)	$65,867	$64,155	$65,723
Plus: Income tax provision	21,101	20,197	21,202
Plus: Provision for credit losses	17,350	8,036	15,138
PPNR (non-GAAP)	$104,318	$92,388	$102,063
Plus/(less): Pre-tax adjustments: Realized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and remeasurement of lease liability	319	2,019	2,076
Core PPNR (non-GAAP)	$104,637	$94,407	$104,139